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                                                                  EXHIBIT 5.1

                           REED SMITH SHAW & McCLAY
                               435 Sixth Avenue
                          Pittsburgh, PA  15219-1886
                                 412-288-3131


                                        February 21, 1995



Matthews International Corporation
Two NorthShore Center
Pittsburgh, PA  15212

                    Registration Statement on Form S-8 re
                           1994 Director Fee Plan
                    -------------------------------------

Gentlemen:

     We have acted as special counsel to Matthews International Corporation (the "Company") in connection with the above-captioned Registration Statement (the "Registration Statement") relating to up to 50,000 shares of Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), of the Company which may be acquired under the Company's 1994 Director Fee Plan (the "Plan"). In rendering our opinion below, we have assumed that any previously issued shares of Class A Common Stock reacquired by the Company and used under the Plan will have been duly authorized, validly issued and fully paid at the time of their original issuance.

     In connection with this opinion, we have examined, among other things:

     (1)  the Restated Articles of Incorporation of the Company;

     (2) resolutions adopted by the Board of Directors of the Company on December 9, 1994 adopting the Plan, authorizing the issuance of up to 50,000 shares of Class A Common Stock thereunder and reserving 50,000 shares of Common Stock for such purpose;

     (3)  the Plan, as currently in effect; and

     (4) a copy of the Report of Inspectors of Election confirming the approval of the Board of Director's adoption of the Plan by the shareholders of the Company at the annual meeting held February 17, 1995.

     Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumption set forth above, we are pleased to advise you that in our opinion:






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     (a)  The Company has been duly incorporated and is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania;
     and

     (b) The shares of Class A Common Stock being registered and which may be issued by the Company pursuant to the provisions of the Plan have been duly authorized, and upon such issuance in accordance with the provisions of the Plan such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinion".


                                           Yours truly,


                                           Reed Smith Shaw & McClay